As filed with the Securities and Exchange Commission on August 10, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

 Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Medley LLC
(Exact name of registrant as specified in its charter)

Delaware	27-2437343
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, 6th Floor East, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:

333-212514

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.875% Notes due 2026	New York Stock Exchange LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The description of the 6.875% Notes due 2026 (the “Notes”) of Medley LLC, a Delaware limited liability company, is incorporated by reference in the materials set forth in the section captioned “Description of Notes” in the Prospectus of the registrant filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), related to the registrant’s registration statement on Form S-1 (File No. 333-212514), initially filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2016, as amended on July 28, 2016, August 2, 2016 and August 3, 2016 and declared effective on August 4, 2016.

The Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “MDLX”.

Item 2. Exhibits

Number	Exhibit

1	Indenture, dated as of August 9, 2016, between Medley LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Medley LLC’s Current Report on Form 8-K filed on August 9, 2016).

2

First Supplemental Indenture, dated as of August 9, 2016, between Medley LLC and U.S. Bank National Association, which includes the form of registered 6.875% Note due 2026 (incorporated by reference to Exhibit 4.2 to Medley LLC’s Current Report on Form 8-K filed on August 9, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 10, 2016

Medley LLC

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

1	Indenture, dated as of August 9, 2016, between Medley LLC and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Medley LLC’s Current Report on Form 8-K filed on August 9, 2016).

2

First Supplemental Indenture, dated as of August 9, 2016, between Medley LLC and U.S. Bank National Association, which includes the form of registered 6.875% Note due 2026 (incorporated by reference to Exhibit 4.2 to Medley LLC’s Current Report on Form 8-K filed on August 9, 2016).